Exhibit 10.116

NAVIG8 SHIPMANAGEMENT PTE LTD

MARINE PROJECT MANAGEMENT

AGREEMENT FOR

PLAN APPROVAL AND CONSTRUCTION SUPERVISION

OF TWO 300,000 DWT Class Crude Oil Carriers

• HHIC-PHIL INC.

HULL No’s. NTP0137 and NTP0138

FOR NAVIG8 CRUDE TANKERS INC.

Dated: 25 March 2014

1.  PREAMBLE

2.  SUBJECT OF AGREEMENT

3.  DEFINITIONS

4.  BUILDING PROGRAMME

5.  THE SERVICES

6.  THE SITE TEAM

7.  SEATRIALS

8.  FEES, COSTS AND PAYMENT

9.  TERMINATION

10.  RIGHT TO SUBCONTRACT

11.  CONFIDENTIALITY

12.  RESPONSIBILITIES

13.  INSURANCE

14.  STAFF LOYALTY

15.  ASSIGNMENT BY THE OWNERS

16.  LABOR RESPONSIBILITY

17.  LAW AND ARBITRATION

18.  NOTICES

1. PREAMBLE

This Agreement is made the 25th day of March 2014 (“the Agreement”).

Between:

1) NAVIG8 CRUDE TANKERS INC. a corporation incorporated and existing under the laws of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (the “Owners”)

And

2) Navig8 Shipmanagement Pte Ltd, a corporation incorporated and existing under the laws of Singapore with its registered office at Three Temasek Avenue, #25-01 Centennial Tower, Singapore 039190 (“the Consultant”);

(each a “Party” and together the “Parties”).

Whereas:

a) the Owners intend to enter either directly or through wholly owned special purpose subsidiaries into shipbuilding contract(s) related to newbuilds with hull numbers NTP0137 and NTP0138 (the “Intended Shipbuilding Contract(s)”) with HHIC-PHIL INC. (“the Yard”) for the construction of two 300,000 DWT class crude oil carriers (“the Intended Vessels”);

b) the Owners may also enter either directly or through wholly owned special purpose subsidiaries into shipbuilding contracts with the Yard (the “Possible Future Shipbuilding Contract(s)”) for the construction of other crude oil carriers in the future (the “Possible Future Vessels”) (the Intended Shipbuilding Contract(s) and the Possible Future Building Contract(s) shall together be known as the “Shipbuilding Contract(s)” and each a “Shipbuilding Contract”, and the Intended Vessels and the Possible Future Vessels shall together be known as the “Vessels” and each a “Vessel”).

c) the Consultant is willing to provide advice and supervision services (“the Services” as further detailed in Clause 5 hereafter) for the construction of the Vessels; and

d) the Owners are willing to enter into an agreement with the Consultant for the Services, in order to secure an efficient and economic performance of the Yard’s technical obligations under the Shipbuilding Contract(s).

Now, therefore, in consideration of the mutual covenants hereinafter detailed, it is agreed as follows:

2. SUBJECT OF AGREEMENT

The Owners hereby appoint the Consultant to carry out plan approval and supervise the construction of the Vessels by providing the Services and the Consultant accepts such appointment and undertakes to provide the Services in accordance with all reasonable directions, instructions, forms and methods of supervision and inspection that the Owners may issue from time to time and upon the terms and conditions herein provided.

3. DEFINITIONS

In this Agreement the following wording shall mean:

“Site Team” - The team in charge of the supervision of the construction and commissioning of the Vessels, as further set out in s. 5(6) below.

4. BUILDING PROGRAMME

The delivery of the last Intended Vessel is planned in December 2016.

5. THE SERVICES

The services to be provided by the Consultant shall cover all activities required for the construction supervision of the Vessels, i.e. Project Management, Plan Approval, Building Specification, Vessels’ Deliveries, Reporting and Documentation and provision of a Site Team, as further defined in s.5(1)-(6) below (together the “Services”). The provision of the Services shall start with the plan approval for hull no. H1355, and is estimated to last until the delivery of the last of any Possible Future Vessels (if appropriate), unless otherwise provided.

The Services shall comprise the following:

1. Project Management:

a.              The Project Manager shall appoint a Site Manager for the project to co-ordinate negotiations, carry out plan approval and guide the supervision team.

b.              All correspondence with Owners, the Yard and external companies (classification, equipment suppliers, etc.) shall be handled by the Project Manager or the Site Manager.

2. Plan Approval:

Main tasks:

a.              Review and approval of the basic and detail design drawings and documentation for compliance with the technical specifications, rules, regulations and good shipbuilding practice; and

b.              Review and approval of equipment maker’s proposals and documentation.

3. Building Supervision:

Main tasks:

a.              Checking the Yard’s fabrication drawings for compliance with the approved drawings and documentation, applicable shipyard standards and good shipbuilding practice;

b.              Supervising the construction of the Vessels including installation of equipment at the Yard, to verify compliance with the technical specification, approved plans, applicable shipyard standards and good shipbuilding practice;

c.               Supervising the fabrication of the main subcontracted parts and equipment, attending the factory acceptance tests and trials at the premises of the subcontractors; and

d.              Supervising the commissioning of all equipment including testing, final system commissioning and sea trials, verifying the validity of the recorded data and the Vessels’ compliance with the technical specification, the approved drawings and the applicable shipbuilding standards.

4. Vessels’ Deliveries:

a.              Control of Vessels’ documentation and certification;

b.              Assisting the preparation of the database for the planned maintenance systems;

c.               Identification and organizing the supply (at Owners’ expense) of Owners’ initial spares and consumables;

d.              Co-ordination and supervision of Vessels’ crew-phase-in plans; and

e.     Providing adequate technical support to the Vessels’ crews.

5. Reporting and Documentation:

a.              Holding meetings with Owners’ representatives on regular basis and as may be required; and

b.              Reporting to Owners regarding construction progress on a weekly progress report including any other relevant information (major non-conformities, delays, changes in equipment, construction or design, extra costs, etc.) and obtaining Owners’ consent where necessary.

6. The Site Team

The Site Team shall be composed of professionals with necessary skills and practical experience to cover the requirements for the Services to be provided. Prior to hiring of Site Team members the Consultant shall provide CV’s for the candidates and obtain the Owners’ consent.

As an indication the Site Team shall include a:

1. Project Manager

2. Site Manager

3. Machinery Inspector

4. Electrical Inspector

5. Paint Inspector

The actual composition of the Site Team from time to time shall be decided upon by the Contractor depending on the workload and construction stage.

Should the Owners have any reason to complain about any member of the Site Team, the Consultant shall take promptly investigate the complaint, and if it proves to be founded, shall make such change as the Consultant deems necessary.

7. SEATRIALS

1.     The Consultant shall attend the sea trials of the Vessels in the capacity of the Owners’ representative.

2.     The Consultant shall obtain such notice as is provided for in the Shipbuilding Contract(s) of the time and place of the sea trial of the Vessel(s) and notify such notice immediately to the Owner and to the classification society.

3. After the completion of the sea trial, the Consultant shall obtain the Builder’s notice in writing of the same within the number of days stated in the Shipbuilding Contract(s) and, after the Consultant’s verification of the result, immediately notify the result to the Owner with the Consultant’s opinion as to whether or not the Vessel(s) conform to the specifications and performance criteria in accordance with the Shipbuilding Contract(s).

8.     FEES, COSTS AND PAYMENT

Project Management Fee

The Owner shall pay the Consultant a fee of USD 500,000/ (US Dollars Five Hundred Thousand only) per Vessel (the “Project Management Fee”) including the Consultant’s costs and expenses in consideration for the provision of the Services.

For the Intended Vessels, Project Management Fees are payable against invoice in five installments, respectively as follows:

1/ 20% (or $100,000/-) for each Vessel within four business days after the date this Agreement is entered into.

2/ 10% (or $50,000/-) for each Vessel on or before one hundred and eighty days after the execution date of the relevant Shipbuilding Contract.

3/ 10% (or $50,000/-) for each Vessel within five business days of receipt by the Owner of a notice from the Yard together with a certificate issued by the classification society confirming that the steel cutting for the Vessel has commenced.

4/ 10% (or $50,000/-) for each Vessel within four business days of receipt by the Owner of a notice from the Yard together with a certificate issued by the classification society confirming that keel laying for the first block of the Vessel has been completed.

5/ 50% (or $250,000/-) for each Vessel shall be paid upon Delivery of the Vessel.

For any Possible Future Vessels, the Project Management Fee will be payable against invoice in instalments in the same proportions as set out for payment of the contract price for the Vessel in the relevant Possible Future Shipbuilding Contract between the Owner and the Yard, and will be payable on the same dates as such contract price instalments under the Possible Future Shipbuilding Contracts.

Payment dates may be adapted in case of changes of the building program so long as such changes are agreed by both Parties in writing.

9. TERMINATION

Owner’s Default

The Consultant shall be entitled to terminate this Agreement with immediate effect by notice in writing if any money payable by the Owners under this Agreement has not been received in the Consultant’s nominated account within 15 days of receipt by the Owners of Charterers’ invoice in relation to the same.

Consultant’s default

If the Consultant fails to meet his material obligations under this Agreement for any reason within the reasonable control of the Consultant, the Owners may give notice to the Consultant of the default, requiring him to remedy the default as soon as reasonably practicable. In the event that the Consultant fails to remedy the default within a reasonable time to the reasonable satisfaction of the Owners, the Owners shall be entitled to terminate the Agreement with immediate effect by notice in writing. Such termination shall not affect the Owners’ liability to pay the Consultants any amounts due to Consultants but unpaid at the time of termination, and Owners shall further make a reasonable pro rata payment for services performed since the date of the last installment.

Extraordinary Termination

This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination unless otherwise provided in this Agreement.

10. RIGHT TO SUBCONTRACT

The Consultant shall have the right to sub-contract any of his obligations hereunder provided that the prior written consent of the Owners, which shall not be unreasonably withheld, is obtained. In the event of such a sub-contract, the Consultant shall remain fully liable for the due performance of their obligations under this Agreement.

11. CONFIDENTIALITY

Save for the purpose of enforcing or carrying out as may be necessary the rights or obligations of the Consultant hereunder, both Parties agree to maintain and to use all reasonable endeavors to procure that their officers, employees and sub-contractors’ officers and employees maintain confidentiality and secrecy in respect of the terms of this Agreement and all information relating to each Party’s business received by the other Party directly or indirectly pursuant to this Agreement.

12. RESPONSIBILITIES

Force Majeure

Neither the Owners nor the Consultant shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.

Liability to Owners

Without prejudice to the above paragraph (Force Majeure), the Consultant shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessels) and howsoever arising in the course of performance of this Agreement UNLESS same is proved to have resulted solely from the negligence, gross negligence or willful default of the Consultant or his employees, or agents or subcontractors employed by them in connection with the Vessels, in which case (save where loss, damage, delay or expense has resulted from the Consultant’s personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Consultant’s liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of USD 250,000.

Indemnity

Except to the extent that the Consultant would be liable under the above paragraph (liability to Owners), the Owners hereby undertake to keep the Consultant and his employees, agents and subcontractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, and against and in respect of all costs, losses, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Consultant may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

“Himalaya”

It is hereby expressly agreed that no employee or agent of the Consultant (including every subcontractor from time to time employed by them) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defense and immunity of whatsoever nature applicable to the Consultant or to which the Consultant is entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Consultant acting as aforesaid.

13. INSURANCE

The Owners will endeavor to obtain a waiver of subrogation in favour of the Consultant, its servants, agents and employees from the insurers in respect of the Builders Risks Insurances arranged under the Shipbuilding Contract(s).

14. STAFF LOYALTY

The Owners shall not and shall procure that their parent, subsidiary and associates shall not, during the course of this Agreement or for a period of six months following termination of this Agreement directly or indirectly offer any employment to any employee of the Consultant and the members of the Site Team engaged in providing Services or directly or indirectly induce or solicit any such person to take up employment with the Owners or any associated or affiliated company or use the services of any such person either independently or via a third party.

15. ASSIGNMENT BY THE OWNERS

1.   The Owners shall be entitled to assign all of its rights and obligations under this Agreement to any affiliate of the Owners to which assignment the Consultant hereby consents, provided that such assignment shall not otherwise alter the terms of this Agreement.

2.   If the Owners assign, novate or otherwise transfer the Building Contracts or any of them to a third party this Agreement may, in the option of the Owners, be novated to take effect, from the date of the exercise by the Owners of their option, as a contract between the Consultant and the third party in relation to the relevant Vessel or Vessels and the Consultant agrees that it will upon the Owners’ request enter into a novation agreement in such form as the Owners may reasonably require, with the Owners and the third party.

16. LABOR RESPONSIBILITY

The Consultant shall render the Services that are the subject matter of this Agreement with its own employees or that of its subcontractors. Under no circumstances will the Owners be considered as employer or substitute employer of the workers or personnel employed or retained by the Consultant (either directly or indirectly through contractors or subcontractors) for the rendering of the Services. The Consultant shall defend, indemnify and hold harmless the Owners, its affiliates and permitted assignees, their officers, employees, agents and representatives from and against all claims, suits and liabilities (including but not limited to cost of litigation and reasonable attorney’s fees) arising, directly or indirectly, in connection with (i) any and all obligations that for any reason may exist or arise in connection with the workers or personnel (including without limitation obligations arising from laws and other systems on labor and social security), or the contractors or subcontractors, engaged by Consultant, their officers, employees. agents or representatives, in the rendering of the Services, or (ii) claims or suits by any governmental authority for any actual or asserted failure of Consultant, its contractors or subcontractors to comply with any law, ordinance, regulation rule or order of any governmental or judicial body in the rendering of the Services.

17. LAW AND ARBITRATION

This Agreement and any non-contractual obligations arising out of or in connection to is shall be governed by and construed in accordance with English law, disputes to be referred to arbitration in London under the LMAA Terms current at the time proceedings are commenced. The reference shall be to three arbitrators. Where the total value of any claims and counterclaim does not exceed USD 100,000 the LMAA Small Claims Procedure shall apply.

18. NOTICES

Any notice to be given by either party to the other party shall be in writing and may be sent by registered or recorded mail or by personal service.

The address of the Parties for service of such communication shall be as follows:

For the Owners:

c/o President, Navig8 Crude Tankers Inc, One Gorham Island Suite 101, Westport, CT 06880, USA

For the Consultant:

c/o Managing Director, Navig8 Shipmanagement Pte Ltd, Three Temasek Avenue, #25-01 Centennial Tower, Singapore 039190

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their authorized representatives on the day and year first above written.

By:	/s/ [ILLEGIBLE]	By:	/s/ Prashaant Mirchandani
Prashaant Mirchandani
Managing Director

Title:	Secretary	Title:

For NAVIG8 CRUDE TANKERS Inc.		For Navig8 Shipmanagement Pte Ltd.